UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2017

SiteOne Landscape Supply, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37760	46-4056061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Colonial Center Parkway, Suite 600 Roswell, Georgia		30076
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(470) 277-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

The registrant is furnishing with this Current Report on Form 8-K estimated financial information for the registrant’s fiscal quarter ended July 2, 2017.

Expected Second Fiscal Quarter 2017 Results

For the three months ended July 2, 2017, we expect net sales to be $605.0 million to $610.0 million, an increase of $91.6 million to $96.6 million, or 18% to 19%, as compared to net sales of $513.4 million for the three months ended July 3, 2016; net income to be $43.9 million to $44.4 million, an increase of $17.0 million to $17.5 million, as compared to net income of $26.9 million for the three months ended July 3, 2016; and Adjusted EBITDA to be $92.0 million to $92.5 million, an increase of $17.1 million to $17.6 million, as compared to Adjusted EBITDA of $74.9 million for the three months ended July 3, 2016. For the six months ended July 2, 2017, we expect net sales to be $940.0 million to $945.0 million, an increase of $98.1 million to $103.1 million, or 12%, as compared to net sales of $841.9 million for the six months ended July 3, 2016; net income to be $33.4 million to $33.9 million, an increase of $12.1 million to $12.6 million, as compared to net income of $21.3 million for the six months ended July 3, 2016; and Adjusted EBITDA to be $93.2 million to $93.7 million, an increase of $13.8 million to $14.3 million, as compared to Adjusted EBITDA of $79.4 million for the six months ended July 3, 2016. Our results in both the quarter and the first six months benefited from the strong sales growth and gross margin improvements achieved through our operational initiatives. Our net sales growth in both the quarter and first six months reflected the impact of acquisitions and positive organic sales growth. In addition, net sales growth for the three months ended July 2, 2017 reflected a return to normal spring weather patterns as compared to the early spring in 2016 when we experienced unusually strong organic daily sales growth in the first quarter and correspondingly weaker organic daily sales growth in the second quarter.

Our ongoing liquidity needs are expected to be funded by cash on hand, net cash provided by operating activities and, as required, borrowings under our asset-based loan facility. Our borrowing base capacity under our asset-based loan facility was approximately $127.5 million as of July 2, 2017 after giving effect to approximately $193.1 million of revolving credit loans under our asset-based loan facility, a $102.1 million increase from $91.0 million of revolving credit loans outstanding as of January 1, 2017, reflecting a seasonal increase in working capital and the completion of five acquisitions in the first half of the year.

The estimated results for the three and six months ended July 2, 2017 are preliminary, unaudited and subject to completion, reflect management’s current views and may change as a result of management’s review of results and other factors, including a wide variety of significant business, economic and competitive risks and uncertainties. Such preliminary results are subject to the closing of the second fiscal quarter of 2017 and finalization of financial and accounting procedures (which have yet to be performed) and should not be viewed as a substitute for full quarterly financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). We caution you that the estimates of net sales, net income (loss) and Adjusted EBITDA are forward-looking statements and are not guarantees of future performance or outcomes and that actual results may differ materially from those described above. You should read this information together with the financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for prior periods included in our most recent Annual Report on Form 10-K for the fiscal year ended January 1, 2017 and our most recent Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2017.

Neither our independent registered public accounting firm nor any other independent registered public accounting firm has audited, reviewed or compiled, examined or performed any procedures with respect to the estimated results, nor have they expressed any opinion or any other form of assurance on the estimated results.

Adjusted EBITDA Description and Reconciliation

We present Adjusted EBITDA to evaluate the operating performance and efficiency of our business. Adjusted EBITDA represents EBITDA as further adjusted for items permitted under the covenants of our credit facilities. EBITDA represents our net income (loss) plus the sum of income tax (benefit), depreciation and amortization and interest expense, net of interest income. Adjusted EBITDA is further adjusted for stock-based compensation expense, related party advisory fees, loss (gain) on sale of assets, other non-cash items, other non-recurring (income) and loss. We believe that Adjusted EBITDA is an important supplemental measure of operating performance because:

•	Adjusted EBITDA is used to test compliance with certain covenants under our credit facilities;

•	we believe Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results;

•	we believe Adjusted EBITDA is helpful in highlighting operating trends, because it excludes the results of decisions that are outside the control of operating management and that can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, age and book depreciation of facilities and capital investments;

•	we consider (gains) losses on the acquisition, disposal and impairment of assets as resulting from investing decisions rather than ongoing operations; and

•	other significant non-recurring items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects comparability of our results.

Adjusted EBITDA is not a measure of our liquidity or financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. The use of Adjusted EBITDA instead of net income has limitations as an analytical tool. For example, this measure:

•	does not reflect changes in, or cash requirements for, our working capital needs;

•	does not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•	does not reflect our income tax (benefit) expense or the cash requirements to pay our income taxes;

•	does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments; and

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and does not reflect any cash requirements for such replacements.

Management compensates for these limitations by relying primarily on our GAAP results and by using Adjusted EBITDA only as a supplement to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies, limiting its usefulness as a comparative measure.

The following table reconciles Adjusted EBITDA to net income for the periods presented:

	Three months ended		Six months ended
	July 2, 2017 (preliminary)	July 3, 2016 (actual)	July 2, 2017 (preliminary)	July 3, 2016 (actual)
	(in millions) (unaudited)
Net income	$43.9 – $44.4	$26.9	$33.4 – $33.9	$21.3
Income tax expense	26.3	18.1	18.7	14.7
Interest expense, net	6.6	6.5	12.8	9.1
Depreciation and amortization	10.8	9.1	20.6	17.7

EBITDA	$87.6 – $88.1	$60.6	$85.5 – $86.0	$62.8
Stock-based compensation (a)	1.6	2.2	3.0	2.9
(Gain) loss on sale of assets (b)	0.1	—	0.2	(0.1)
Advisory fees (c)	—	8.0	—	8.5
Financing fees (d)	1.1	3.1	1.1	3.1
Rebranding, acquisitions and other adjustments (e)	1.6	1.0	3.4	2.2

Adjusted EBITDA (f)	$92.0 – $92.5	$74.9	$93.2 – $93.7	$79.4

(a)	Represents stock-based compensation expense recorded during the period.
(b)	Represents the gain or loss associated with the sale or write-down of assets not in the ordinary course of business.
(c)	Represents fees paid to Clayton, Dubilier & Rice, LLC (“CD&R”) and Deere & Company (“Deere”) for consulting services. In connection with our initial public offering, we entered into termination agreements with CD&R and Deere pursuant to which the parties agreed to terminate the related consulting agreements. See “Certain Relationships and Related Party Transactions—Consulting Agreements” included in our Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 31, 2017.
(d)	Represents fees associated with our debt refinancing and debt amendments, as well as fees incurred in connection with our initial public offering and secondary offering.
(e)	Represents (i) expenses related to our rebranding to the name SiteOne and (ii) professional fees, retention and severance payments, and performance bonuses related to historical acquisitions. Although we have incurred professional fees, retention and severance payments, and performance bonuses related to acquisitions in several historical periods and expect to incur such fees and payments for any future acquisitions, we cannot predict the timing or amount of any such fees or payments.
(f)	Adjusted EBITDA excludes any earnings or loss of acquisitions prior to their respective acquisition dates for all periods presented.

Item 7.01.	Regulation FD Disclosure.

The information referred to in Item 2.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 7.01.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our expected second fiscal quarter 2017 results. Some of the forward-looking statements can be identified by the use of terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “project,” “potential,” or the negative of these terms, and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. Factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: cyclicality in residential and commercial construction markets; general economic and financial conditions; weather conditions, seasonality and availability of water to end-users; laws and government regulations applicable to our business that could negatively impact demand for our products; public perceptions that our products and services are not environmentally friendly; competitive industry pressures; product shortages and the loss of key suppliers; product price fluctuations; inventory management risks; ability to implement our business strategies and achieve our growth objectives; acquisition and integration risks; increased operating costs; and other risks, as described in Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended January 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITEONE LANDSCAPE SUPPLY, INC.

By:	/s/ BRILEY BRISENDINE
	Name:	Briley Brisendine
	Title:	Executive Vice President, General Counsel and Secretary

Date: July 19, 2017